UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2006, Olin Corporation (the “Company”) issued a press release announcing the commencement by the Company of an exchange offer for up to $125 million of its outstanding $200 million 9.125% Notes due 2011 which were issued in 2001 (the “Exchange Offer”). In connection with the Exchange Offer and the new notes that will be issued thereunder, the Company entered into an Indenture (the “Indenture”) dated as of June 26, 2006, with JPMorgan Chase Bank, N.A., as Trustee. The Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference. The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for JPMorgan Chase Bank, N.A. to be designated as Trustee under the Indenture, is filed as Exhibit 4.2 to this Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit
4.1	Indenture dated as of June 26, 2006.

4.2	Form T-1 Statement of Eligibility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Vice President, General Counsel and Secretary

Date: June 27, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Indenture dated as of June 26, 2006

4.2	Form T-1 Statement of Eligibility